News Release

For more information contact:
Dennis J. Zember Jr.
Executive Vice President & CFO
(229) 890-1111

AMERIS BANCORP REPORTS NET INCOME
OF $3.1 MILLION FOR SECOND QUARTER OF 2008

July 15, 2008
AMERIS BANCORP (NASDAQ-GS: ABCB), Moultrie, Georgia, reported net income of $3.1 million, or $0.23 per share, for the quarter ended June 30, 2008, compared to net income for the same quarter in 2007 of $5.4 million, or $0.39 per share.  Net income for the year-to-date period totaled $6.1 million, or $0.45 per share, compared to $10.4 million, or $0.76 per share for the same period in 2007.  Continued weakness in general economic conditions in several of the Company’s markets led to higher levels of loan provisions and negatively impacted the results for both the quarter and year-to-date period.  Commenting on the quarter’s results, Edwin W. Hortman, Jr. said, “Given the current operating environment, I am encouraged by our Company’s performance.  During the most recent quarter, we dealt quickly and aggressively with credit quality issues and recorded provisions at levels that should not persist.  We continue to experience dilution from the investment in our De Novo strategy and expect profitability to improve significantly as we move forward.  Lastly, despite four quarters in this difficult environment, Ameris Bank has protected its capital base and remains well capitalized with approximately $30 million of excess capital.”

Provision for Loan Losses and Credit Quality
The Company’s provision for loan losses during the second quarter amounted to $3.7 million, an increase of $2.8 million over the $936,000 recorded in the second quarter of 2007.  Similarly, provision for loan losses for the year-to-date period increased $5.5 million to $6.9 million for the first six months of 2008 compared to 2007.  The high levels of provision for loan losses reflect the Company’s efforts to quickly address problem credits and are the result of very weak real estate conditions in a few of the Company’s markets.  As in previous quarters, the majority of the deterioration in credit quality is concentrated in a small number of larger credits.  The Company continues to benefit from a loan portfolio that is well diversified over four states and various loan categories.

Non-performing assets increased slightly during the current quarter to 2.09% of total loans, compared to 2.00% for the first quarter of 2008, and 1.57% at December 31, 2007.  Net charge-offs on loans during the second quarter of 2008 were similar to levels experienced during the first quarter of 2008 at 0.75% of total loans.  The Company’s reserve for loan losses at June 30, 2008 was flat compared to December 31, 2007, at 1.71% of total loans.

Trends in Net Interest Margin
In spite of drastically lower short-term rates and intense competition for core deposits, the Company’s net interest margin declined only slightly during the second quarter of 2008 to 3.96%, compared to 4.03% in the same quarter in 2007.  For the six-month period ending June 30, 2008, the Company’s net interest margin was 3.94%, compared to 4.08% in the same period in 2007.

Loan yields during the quarter decreased to 6.97%, compared to 8.46% in the same quarter in 2007.  In the most recent quarter, loan yields decreased from the 7.56% reported in the first quarter of 2008.  This decline in the most recent quarter was partially attributed to accelerated renegotiation of interest rates in the Company’s fixed rate loan portfolio as customers have opportunities to significantly reduce expenses or accelerate repayment of principal.

The Company’s cost of funds during the current quarter was 2.74%, compared to 3.84% in the same quarter in 2007, and 3.30% in the first quarter of 2008.  During the quarter, deposit costs declined to 2.80% from 3.68% in the same quarter in 2007 and from 3.25% in the first quarter of 2008.  The decline against the linked quarter resulted from continued repricing of all deposit accounts but the majority of the savings resulted from material savings on time deposit maturities.  Non-deposit borrowing costs also declined in the second quarter of 2008 to 2.10% from 5.81% in the second quarter of 2007 due to the Company’s restructure of these borrowings and the use of interest rate floors on several of the advances.  Efforts continue to reduce interest expense and are focused primarily on time deposit maturities and improving the Company’s overall funding mix

Operating Income and Operating Expense Trends
For the year-to-date period ending June 30, 2008, net interest income increased 1.6% to $37.5 million, when compared to net interest income for the year-to-date period ending June 30, 2007.  Non-interest income increased 17.4% to $5.3 million during the second quarter of 2008, when compared to the same quarter in 2007.  Continued growth in service charges and mortgage fees led to the increase in non-interest income.  Service charges on deposit accounts increased 19.3% to $3.7 million in the current quarter, when compared to the second quarter of 2007.  Income from mortgage loan activities also increased primarily as a result of hiring and training efforts during the last half of 2007.  Mortgage income rose to $855,000, an increase of 6.9% over the second quarter of 2007.  The Company’s mortgage lending activities do not subject the Company to appreciably higher levels of risk, as all loans are closed with guaranteed takeouts and are underwritten by the purchaser.

Operating expense increased during the quarter by 16.6% to $16.0 million, when compared to the same quarter in 2007.  Year to date, operating expenses increased to $31.6 million, an increase of 11.9% when compared to the same period in 2007.  As stated in past quarters, increases in salaries and benefits as well as in occupancy and equipment are largely the result of the Company’s expansion efforts.  While meaningful accretion to profitability levels and earnings per share are not expected for the next several quarters, the Company does not foresee additional dilution to current profitability and earnings levels.

Ameris Bancorp is headquartered in Moultrie, Georgia, and at the end of the most recent quarter, had 48 locations in Georgia, Alabama, northern Florida and South Carolina.

********************************************************************************************Ameris Bancorp Common Stock is quoted on the NASDAQ Global Select Market under the symbol “ABCB”. The preceding release contains statements that constitute “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. The words “believe”, “estimate”, “expect”, “intend”, “anticipate” and similar expressions and variations thereof identify certain of such forward-looking statements, which speak only as of the dates which they were made. The Company undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events, or otherwise. Readers are cautioned that any such forward-looking statements are not guarantees of future performance and involve risks and uncertainties, and that actual results may differ materially from those indicated in the forward-looking statements as a result of various factors. Readers are cautioned not to place undue reliance on these forward-looking statements.

AMERIS BANCORP
FINANCIAL HIGHLIGHTS

(unaudited)
(dollars in thousands except per share data and FTE headcount)

	Three Months Ended					Six Months Ended
	June	Mar.	Dec.	Sept	June	June	June
	2008	2008	2007	2007	2007	2008	2007

EARNINGS
Net Income	$3,149	$2,966	$1,196	$3,561	$5,372	$6,115	$10,396

PER COMMON SHARE DATA
Earnings per share:
Basic	0.23	0.22	0.09	0.26	0.40	0.45	0.77
Diluted	0.23	0.22	0.09	0.26	0.39	0.45	0.76
Cash Dividends per share	0.14	0.14	0.14	0.14	0.14	0.28	0.28
Book value per share (period end)	14.20	14.48	14.12	13.93	13.60	14.20	13.60
Tangible book value per share (period end)	9.84	10.11	9.72	9.51	9.16	9.84	9.16
Weighted average number of shares:
Basic	13,564,337	13,550,744	13,485,765	13,501,663	13,485,683	13,557,704	13,464,766
Diluted	13,563,032	13,559,761	13,573,626	13,620,069	13,663,072	13,561,397	13,665,050
Period-end number of shares	13,564,032	13,556,770	13,539,985	13,539,195	13,541,476	13,564,032	13,541,476
Market data:
High closing price	16.26	16.41	18.67	23.05	25.58	16.26	28.15
Low closing price	8.70	12.49	13.73	17.72	21.76	8.70	21.76
Period end closing price	8.70	16.06	16.85	18.08	22.47	8.70	22.47
Average daily volume	62,739	61,780	51,604	50,547	38,941	62,271	40,017

PERFORMANCE RATIOS
Return on average assets	0.59%	0.56%	0.23%	0.68%	1.06%	0.58%	1.04%
Return on average equity	6.58%	6.15%	2.48%	7.54%	11.64%	6.42%	11.43%
Earning asset yield (TE)	6.64%	7.17%	7.66%	7.90%	7.80%	6.91%	7.84%
Total cost of funds	2.74%	3.30%	3.79%	3.90%	3.84%	3.02%	3.81%
Net interest margin (TE)	3.96%	3.91%	3.92%	4.06%	4.03%	3.94%	4.08%
Non-interest income excluding securities transactions,
as a percent of total revenue (TE)	13.98%	12.33%	10.09%	10.48%	11.10%	13.14%	11.12%
Efficiency ratio	65.50%	67.12%	67.21%	63.97%	59.83%	66.29%	61.49%

CAPITAL ADEQUACY
Equity to assets	8.78%	9.27%	9.06%	8.96%	8.97%	8.78%	8.97%
Tangible common equity to assets	6.26%	6.66%	6.41%	6.30%	6.23%	6.26%	6.23%

OTHER PERIOD-END DATA
FTE Headcount	651	634	620	621	604	651	604
Assets per FTE	$3,369	$3,341	$3,407	$3,390	$3,398	$3,369	$3,398
Branch locations	48	45	46	47	46	48	46
Deposits per branch location	$36,893	$39,651	$38,201	$36,345	$36,859	$36,893	$36,859

(unaudited)
(dollars in thousands except per share data and FTE headcount)

	Three Months Ended					Six Months Ended
	June	Mar.	Dec.	Sept	June	June	June
	2008	2008	2007	2007	2007	2008	2007

INCOME STATEMENT

Interest income
Interest and fees on loans	$28,339	$30,134	$32,999	$33,471	$31,565	$58,473	$62,400
Interest on taxable securities	3,645	3,583	3,576	3,628	3,539	7,228	6,966
Interest on nontaxable securities	173	172	158	175	176	346	355
Interest on deposits in other banks	91	200	259	332	669	291	1,715
Interest on federal funds sold	(0)	-	(20)	(15)	(10)	(0)	77
Total interest income	32,249	34,089	36,972	37,591	35,940	66,338	71,513

Interest expense
Interest on deposits	12,314	14,142	15,620	15,945	15,611	26,456	30,815
Interest on other borrowings	879	1,487	2,367	2,493	1,973	2,366	3,759
Total interest expense	13,193	15,629	17,987	18,438	17,583	28,822	34,573

Net interest income	19,056	18,460	18,984	19,153	18,356	37,515	36,940

Provision for loan losses	3,720	3,200	6,914	2,964	936	6,920	1,444

Net interest income after provision for loan losses	15,336	15,260	12,071	16,189	17,420	30,595	35,496

Noninterest income
Service charges on deposit accounts	3,664	3,316	3,310	3,199	3,071	6,980	5,945
Mortgage banking activity	855	869	827	783	800	1,725	1,483
Other service charges, commissions and fees	220	278	942	230	460	498	805
Gain(loss) on sale of securities	-	-	(236)	(69)	8	-	8
Other non-interest income	574	379	(677)	277	187	953	764
Total noninterest income	5,313	4,842	4,167	4,420	4,525	10,156	9,004

Noninterest expense
Salaries and employee benefits	8,660	8,618	7,122	7,430	7,485	17,278	15,292
Equipment and occupancy expense	2,103	1,992	2,118	1,850	1,811	4,095	3,571
Amortization of intangible assets	293	293	324	324	324	585	648
Data Processing Fees	638	604	598	607	581	1,241	1,374
Business Restructuring	-	-	-	-	-	-	-
Other operating expenses	4,268	4,133	5,398	4,868	3,489	8,401	7,367
Total noninterest expense	15,961	15,640	15,561	15,079	13,690	31,601	28,253

Operating Profit	4,688	4,462	676	5,530	8,255	9,151	16,247

Provision for income taxes	1,538	1,496	(520)	1,968	2,884	3,034	5,852

Net Income	$3,149	$2,966	$1,196	$3,561	$5,372	$6,115	$10,396

Diluted earnings per share	0.23	0.22	0.09	0.26	0.39	0.45	0.76

(unaudited)
(dollars in thousands except per share data and FTE headcount)

	Three Months Ended
	June	Mar.	Dec.	Sept.	June
	2008	2008	2007	2007	2007

PERIOD-END BALANCE SHEET

Assets
Cash and due from banks	$47,720	$63,401	$59,804	$58,634	$50,679
Federal funds sold and interest bearing balances	38,125	4,389	12,022	22,910	16,342
Securities available for sale, at fair value	293,601	297,589	291,170	301,978	300,642
Restricted equity securities, at cost	9,651	6,996	7,559	8,729	8,234

Loans, net of unearned income	1,678,147	1,622,437	1,614,048	1,593,014	1,556,862
Less allowance for loan losses	28,660	28,094	27,640	26,434	25,032
Loans, net	1,649,487	1,594,343	1,586,408	1,566,581	1,531,831

Premises and equipment, net	63,291	60,053	59,133	54,639	52,385
Intangible assets, net	4,216	4,509	4,802	5,126	5,450
Goodwill	54,813	54,675	54,813	54,675	54,629
Other assets	32,116	32,288	36,353	31,923	31,924
Total Assets	$2,193,020	$2,118,243	$2,112,064	$2,105,194	$2,052,115

Liabilities
Deposits:
Noninterest-bearing	$200,936	$199,692	$197,345	$185,803	$198,428
Interest-bearing	1,569,925	1,584,599	1,559,920	1,522,405	1,497,109
Total deposits	1,770,861	1,784,291	1,757,265	1,708,208	1,695,536
Federal funds purchased & securities sold under
agreements to repurchase	39,794	4,987	14,705	32,359	6,966
Other borrowings	133,000	74,500	90,500	116,500	105,500
Other liabilities	14,541	15,888	16,076	17,262	17,745
Subordinated deferrable interest debentures	42,269	42,269	42,269	42,269	42,269
Total liabilities	2,000,465	1,921,935	1,920,815	1,916,598	1,868,016

Stockholders' equity
Common stock	14,895	14,887	14,870	14,869	14,868
Capital surplus	83,308	82,920	82,732	82,308	82,019
Retained earnings	105,430	104,182	103,113	103,803	102,124
Accumulated other comprehensive loss	(291)	5,093	1,303	(1,616)	(4,231)
Less treasury stock	(10,787)	(10,773)	(10,769)	(10,769)	(10,681)
Total stockholders' equity	192,555	196,308	191,249	188,596	184,099
Total liabilities and stockholders' equity	$2,193,020	$2,118,243	$2,112,064	$2,105,194	$2,052,115

Other Data
Earning Assets	2,009,873	1,924,415	1,917,240	1,917,902	1,873,846
Intangible Assets	59,029	59,184	59,615	59,801	60,079
Interest Bearing Liabilities	1,784,988	1,706,355	1,707,394	1,713,533	1,651,844
Average Assets	2,141,940	2,115,561	2,102,579	2,069,715	2,030,018
Average Stockholders' Equity	192,605	193,971	191,124	187,290	185,177

(unaudited)
(dollars in thousands except per share data and FTE headcount)

	Three Months Ended					Six Months Ended
	June	Mar.	Dec.	Sept	June	June	June
	2008	2008	2007	2007	2007	2008	2007

ASSET QUALITY INFORMATION

Allowance for loan losses
Balance at beginning of period	$28,094	$27,640	$26,434	$25,032	$25,113	$27,640	$24,863
Acquired Reserves	-	-	-	-	-	-	-
Provision for loan loss	3,720	3,200	6,914	2,964	936	6,920	1,444

Charge-offs	3,800	2,945	6,465	1,806	1,326	6,745	2,114
Recoveries	646	199	757	247	308	845	839
Net charge-offs (recoveries)	3,154	2,746	5,708	1,559	1,018	5,900	1,275

Ending balance	$28,660	$28,094	$27,640	$26,434	$25,032	$28,660	$25,032

As a percentage of loans	1.71%	1.73%	1.71%	1.66%	1.61%	1.71%	1.61%
As a percentage of nonperforming loans	89.27%	104.78%	149.66%	135.81%	154.51%	89.27%	154.51%
As a percentage of nonperforming assets	81.56%	86.34%	108.56%	120.37%	136.90%	81.56%	136.90%

Net Charge-off information
Charge-offs
Commercial, Financial & Agricultural	$283	$390	$421	$352	$231	$673	$404
Real Estate - Residential	902	672	1,262	433	286	1,574	574
Real Estate - Commerical & Farmland	49	299	621	119	323	348	504
Real Estate - Construction & Development	2,319	1,305	3,899	709	405	3,624	405
Consumer Installment	248	279	262	193	81	527	228
Other	-	-	-	-	-	-	-
Total charge-offs	3,800	2,945	6,465	1,806	1,326	6,745	2,114

Recoveries
Commercial, Financial & Agricultural	$102	$18	$95	$42	$101	$120	$453
Real Estate - Residential	90	25	14	49	16	115	67
Real Estate - Commerical & Farmland	68	31	159	79	94	99	101
Real Estate - Construction & Development	322	34	401	13	-	356	1
Consumer Installment	64	90	88	64	97	154	217
Other	-	-	-	-	-	-	-
Total recoveries	646	199	757	247	308	845	839

Net charge-offs (recoveries)	$3,154	$2,746	$5,708	$1,559	$1,018	$5,900	$1,275

Non-accrual loans	32,106	26,812	18,468	19,464	16,201	32,106	16,201
Foreclosed assets	3,032	5,727	6,993	2,497	2,084	3,032	2,084
Total non-performing assets	35,138	32,539	25,461	21,961	18,285	35,138	18,285
Non-performing assets as a percent of loans
and foreclosed assets	2.09%	2.00%	1.57%	1.38%	1.17%	2.09%	1.17%
Net charge offs as a percent of loans (Annualized)	0.75%	0.68%	1.41%	0.39%	0.26%	0.70%	0.16%

(unaudited)
(dollars in thousands except per share data and FTE headcount)

	Three Months Ended					Six Months Ended
	June	Mar.	Dec.	Sept	June	June	June
	2008	2008	2007	2007	2007	2008	2007

AVERAGE BALANCES

Short term assets	$18,236	$23,480	$21,827	$26,212	$49,200	20,858	$67,249
Investment securities	307,304	291,708	297,380	299,925	301,848	299,506	297,414
Loans	1,650,781	1,617,991	1,605,006	1,569,906	1,511,333	1,634,386	1,485,029
Total Earning Assets	1,976,321	1,933,179	1,924,212	1,896,044	1,862,381	1,954,750	1,849,691

Noninterest bearing deposits	197,662	191,860	187,908	190,316	192,298	194,761	196,039
Interest bearing deposits	607,777	612,212	596,053	575,415	572,400	609,995	563,465
Savings	54,973	54,221	55,305	58,778	61,733	54,597	62,333
CDs	903,656	890,668	886,116	870,731	866,589	897,162	870,796
Deposits	1,764,067	1,748,961	1,725,383	1,695,239	1,693,020	1,756,514	1,692,633

FHLB advances	111,922	97,162	105,570	110,056	83,109	104,542	77,328
Subordinated debentures	42,269	42,269	42,269	42,269	42,269	42,269	42,269
Other borrowings	13,815	17,490	22,298	18,878	10,688	15,653	12,261
Total non-deposit funding	168,006	156,921	170,137	171,203	136,066	162,464	131,858

Total funding	$1,932,073	$1,905,882	$1,895,520	$1,866,442	$1,829,086	$1,918,978	$1,824,491

(unaudited)
(dollars in thousands except per share data and FTE headcount)

	Three Months Ended					Six Months Ended
	June	Mar.	Dec.	Sept	June	June	June
	2008	2008	2007	2007	2007	2008	2007

INTEREST INCOME/EXPENSE

Short term assets	$91	$193	$239	$317	$659	$284	$1,792
Investment securities (TE)	3,912	3,842	3,818	3,897	3,705	7,754	7,407
Loans (TE)	28,704	30,409	33,078	33,552	31,861	59,113	62,746
Total Earning Assets	32,707	34,444	37,135	37,767	36,225	67,151	71,945

Noninterest bearing deposits	-	-	-	-	-	-	-
Interest bearing deposits	2,580	3,450	4,238	4,577	4,393	6,030	8,576
Savings	129	118	142	154	163	247	327
CDs	9,606	10,575	11,379	11,146	10,983	20,181	21,841
Deposits	12,314	14,143	15,759	15,877	15,539	26,457	30,744

FHLB advances	302	653	1,299	1,461	1,084	955	1,972
Subordinated debentures	487	686	832	811	768	1,173	1,522
Other borrowings	90	148	237	221	120	238	264
Total non-deposit funding	879	1,487	2,367	2,493	1,973	2,366	3,759

Total funding	$13,193	$15,630	$18,126	$18,370	$17,512	$28,823	$34,503

Net Interest Income (TE)	$19,514	$18,814	$19,009	$19,397	$18,713	$38,328	$37,442

(unaudited)
(dollars in thousands except per share data and FTE headcount)

	Three Months Ended					Six Months Ended
	June	Mar.	Dec.	Sept	June	June	June
	2008	2008	2007	2007	2007	2008	2007
YIELDS (1)

Short term assets	2.00%	3.31%	4.34%	4.80%	5.37%	2.74%	5.37%
Investment securities	5.11%	5.30%	5.09%	5.16%	4.92%	5.21%	5.02%
Loans	6.97%	7.56%	8.18%	8.48%	8.46%	7.27%	8.52%
Total Earning Assets (2)	6.64%	7.17%	7.66%	7.90%	7.80%	6.91%	7.84%

Noninterest bearing deposits	-	-	-	-	-	-	-
Interest bearing deposits	1.70%	2.27%	2.82%	3.16%	3.08%	1.99%	3.07%
Savings	0.94%	0.88%	1.02%	1.04%	1.06%	0.91%	1.06%
CDs	4.26%	4.78%	5.09%	5.08%	5.08%	4.52%	5.06%
Deposits	2.80%	3.25%	3.62%	3.72%	3.68%	3.03%	3.66%

FHLB advances	1.08%	2.70%	4.88%	5.27%	5.23%	1.84%	5.14%
Subordinated debentures	4.62%	6.53%	7.81%	7.61%	7.29%	5.58%	7.26%
Other borrowings	2.61%	3.40%	4.21%	4.64%	4.50%	3.06%	4.35%
Total non-deposit funding	2.10%	3.81%	5.52%	5.78%	5.81%	2.93%	5.75%

Total funding (3)	2.74%	3.30%	3.79%	3.90%	3.84%	3.02%	3.81%

Net interest spread	3.90%	3.87%	3.86%	4.00%	3.96%	3.89%	4.03%

Net interest margin	3.96%	3.91%	3.92%	4.06%	4.03%	3.94%	4.08%

(1) Interest and average rates are calculated on a tax-equivalent basis using an effective tax rate of 35%.
(2) Rate calculated based on average earning assets.
(3) Rate calculated based on average interest bearing liabilities.